Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sol Strategies Inc. of our report dated December 29, 2025, relating to the financial statements, appearing in the Annual Report on Form 40-F of Sol Strategies Inc. for the year ended September 30, 2025.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ Davidson & Company LLP

Chartered Professional Accountants	Vancouver, Canada

September 4, 2026